Exhibit 99

Horizon Health Corporation Announces Third Quarter Results

    LEWISVILLE, Texas--(BUSINESS WIRE)--June 26, 2003--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.43 per diluted share for the third fiscal quarter ended May 31, 2003, an increase of 13.2%, as compared with earnings of $0.38 per diluted share for the prior year quarter.
    For the third quarter, revenues increased 15.1% to $40.5 million compared with revenues of $35.2 million for the same period in the previous year, and net income increased 5.8% to $2.4 million compared with net income of $2.3 million for the prior year period.
    For the nine months ended May 31, 2003, revenues increased 20.5% to $124.1 million versus revenues of $103.0 million for the same period in the previous fiscal year. Net income rose to $7.2 million or $1.27 per diluted share compared with net income of $6.6 million, or $1.13 per diluted share for the prior year, resulting in increases in net income of 9.0% and earnings per share of 12.4%.
    Mr. Ken Newman, president and chief executive officer of Horizon Health Corporation, said, "Higher revenues from accretive acquisitions and internal growth plus continued expense management combined to drive profitability, making this another successful quarter. Earnings per share for the quarter, including the favorable effects of our share repurchase program, were again at a record level."
    A listen-only simulcast and a 30-day replay of Horizon's third quarter conference call will be available online on June 30th beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealthcorp.com or at www.companyboardroom.com.
    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those in any such forward-looking statements include, but are not limited to, Horizon's ability to retain its existing contracts, ability to successfully integrate acquisitions, adverse changes in reimbursement to general hospitals by Medicare and other third-party payors, adverse effect of any impairment in goodwill, adverse consequences of investigations by governmental regulatory agencies, adverse judgements in the outstanding qui tam suits against the Company, and various other risks as outlined in Horizon's Securities and Exchange Commission filings. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    Horizon Health Corporation is a leading contract manager of psychiatric and physical rehabilitation clinical programs offered by general acute care hospitals in the United States, a provider of professional nurse staffing services for general hospitals, a provider of employee assistance plans and behavioral health services to businesses and managed care organizations, and a provider of clinical outcomes measurement systems and database services. As of May 31, 2003, Horizon had 111 psychiatric mental health and 33 physical rehabilitation management contracts with general hospitals in 36 states; 882 contracts to provide EAP and behavioral health services covering over 2.9 million lives; and 121 CQI+ outcomes measurement system contracts and clinical trials contracts. During the quarter ended May 31, 2003, Horizon's ProCare One Nurses subsidiary provided, on a monthly average, nurses to over 100 different general acute care hospitals.



                      HORIZON HEALTH CORPORATION
           CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                              For the Three Months For the Nine Months
                                   Ended May 31,      Ended May 31,
                                -----------------  ------------------
                                  2003      2002     2003      2002
                                -------   -------  --------  --------
Revenue                         $40,531   $35,221  $124,062  $102,953
Cost of Services                 32,313    27,701    98,020    78,122
                                -------   -------  --------  --------

Gross Profit                      8,218     7,520    26,042    24,831

Selling, general and
 administrative                   4,168     3,487    12,746    11,639
(Recovery of) Provision
 for doubtful accounts             (516)     (303)     (621)      244
Depreciation and amortization       581       639     1,985     2,123
                                -------   -------  --------  --------

Income from operations            3,985     3,697    11,932    10,825
Interest expense (net of
 interest and other income)         (58)       14      (184)      (37)
                                -------   -------  --------  --------

Income before income taxes        3,927     3,711    11,748    10,788
Income tax provision              1,524     1,440     4,543     4,179
                                -------   -------  --------  --------
Net income                       $2,403    $2,271    $7,205    $6,609
                                =======   =======  ========  ========

Net income per common and
 common equivalent share
  Basic                           $0.46     $0.42     $1.37     $1.23
                                =======   =======  ========  ========
  Diluted                         $0.43     $0.38     $1.27     $1.13
                                =======   =======  ========  ========
Weighted average
 shares outstanding
     Basic                        5,217     5,421     5,276     5,363
     Diluted                      5,616     5,954     5,695     5,860


                      CONSOLIDATED BALANCE SHEETS

                                                   May 31,  August 31,
                                                    2003       2002
                                                  --------  --------
Cash                                                $2,236    $4,036
Accounts receivable (net)                           15,305    13,377
Other current assets                                 4,426     4,238
                                                  --------  --------
Total current assets                                21,967    21,651
Property and equipment (net)                         1,294     1,773
Goodwill and other intangible assets (net)          70,979    68,666
Other long-term assets                                 351       495
                                                  --------  --------
Total assets                                       $94,591   $92,585
                                                  ========  ========

Current liabilities                                $17,793   $18,753
Other liabilities                                    1,385     1,115
Long-term debt                                      10,500    10,000
Deferred taxes                                       2,629     1,984
                                                   -------   -------
Total liabilities                                   32,307    31,852
Stockholders' equity                                62,284    60,733
                                                   -------   -------
Total liabilities and stockholders' equity         $94,591   $92,585
                                                   =======   =======

                       SUMMARY STATISTICAL DATA

                                              Quarter Ended
                                    ----------------------------------
                                     May 31,     Feb. 28,    Nov. 30,
                                      2003         2003        2002
                                    ---------   ----------  ----------
Number of management
 contract locations:
Contract locations in operation           125         125         125
Contract locations signed
 & unopened                                19          14          12
                                    ---------   ---------   ---------
Total management
 contract locations                       144         139         137
                                    =========   =========   =========

Managed Care and EAP Lives          2,933,548   2,929,125   3,114,587
Managed Care and EAP Contracts            882         873         863


                                     As of August 31,
                    -------------------------------------------------
                      2002      2001      2000      1999      1998
                    --------- --------- ---------  -------- ---------
Number of management
 contract locations:
Contract locations
 in operation             131       124       128       147       161
Contract locations
 signed & unopened         11        14        10         6        11
                    --------- --------- ---------  -------- ---------
Total management
 contract locations       142       138       138       153       172
                    ========= ========= ========= ========= =========

Managed Care
 and EAP Lives      2,349,962 2,208,938 1,736,078 2,416,409 1,874,323
Managed Care and
 EAP Contracts            687       641       258       270       177

    CONTACT: Horizon Health Corporation, Lewisville
             Ronald C. Drabik, 972/420-8222